UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2016

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 30, 2016, Weingarten Realty Investors, a Texas real estate investment trust, amended its $500,000,000 unsecured revolving credit facility (the "Facility") to, among other things, extend the maturity date of the Facility to March 30, 2020, with a provision to extend the maturity date for two consecutive six-month periods, at its option. Borrowing rates are at a margin over LIBOR, plus a facility fee, and the borrowing margin is LIBOR plus 90 basis points. Both the borrowing margin and facility fee are priced off a grid that is tied to our senior unsecured credit ratings. The covenants in the Facility have been updated. The Facility also contains a competitive bid option that will allow us to request bids for up to $250 million, along with an accordion feature, which allows us to increase the Facility amount up to $850 million. We intend to use the proceeds from such Facility to fund acquisition and new development activities, and for general corporate purposes.
J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, serve as joint book runners and joint lead arrangers; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, PNC Bank, National Association, U.S. Bank National Association, Regions Bank, and The Bank of Nova Scotia as documentation agents. Other lenders involved in this transaction include Capital One, N.A., and Branch Banking & Trust Company.
The description herein of the Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Facility, which is filed as Exhibit 10.1 hereto.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated as of March 30, 2016 among Weingarten Realty Investors, the Lenders Party Hereto and JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, PNC Bank, National Association, Regions Bank, U.S. Bank National Association and The Bank of Nova Scotia as documentation agents and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runners and joint lead arrangers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2016

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

INDEX TO EXHIBITS

10.1
Amended and Restated Credit Agreement dated as of March 30, 2016 among Weingarten Realty Investors, the Lenders Party Hereto and JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, PNC Bank, National Association, Regions Bank, U.S. Bank National Association and The Bank of Nova Scotia as documentation agents and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runners and joint lead arrangers.

4